Exhibit 99.1
COMPANY CONTACT
Chris King
(240) 744-1150
FOR IMMEDIATE RELEASE
TUESDAY, MAY 5, 2009
DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER 2009 RESULTS
BETHESDA, Maryland, Tuesday May 5, 2009 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its first fiscal quarter ended March 27, 2009. The Company is a lodging focused real estate investment trust that owns twenty premium hotels in North America.
First Quarter 2009 Highlights
•	RevPAR: The Company’s same-store RevPAR decreased 16.5 percent compared to the same period in 2008.
•	Hotel Adjusted EBITDA Margins: The Company’s same-store Hotel Adjusted EBITDA margins decreased 438 basis points compared to the same period in 2008.
•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $20.3 million.
•	Adjusted FFO: The Company’s Adjusted FFO was $14.8 million and Adjusted FFO per diluted share was $0.16.
•	Successful Equity Raise: The Company issued 17,825,000 shares of its common stock at $4.85 per share after the first quarter, which resulted in net proceeds of $82.1 million.
•	Credit Facility Repayment: The Company repaid the outstanding balance of $52 million on its senior unsecured credit facility after the first quarter and now has $200 million of borrowing capacity.
“The ongoing global economic downturn continues to weigh heavily on the travel industry and its impact is reflected in our first quarter results. However, in light of the challenging environment, we are pleased that overall our hotels gained market share in the quarter and our operators did an excellent job controlling costs leading to Hotel Adjusted EBITDA margins declining only 438 basis points,” stated Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company. “Moreover, our successful equity offering last month facilitated the elimination of all corporate debt and uniquely positions DiamondRock to weather the downturn.”

Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margins,” “FFO,” and “Adjusted FFO.”
For the first quarter, beginning January 1, 2009 and ended March 27, 2009, the Company reported the following:
•	Revenues of $118.5 million compared to $132.9 million for the comparable period in 2008.
•	Adjusted EBITDA of $20.3 million compared to $30.2 million for the comparable period in 2008.
•	Adjusted FFO and Adjusted FFO per diluted share of $14.8 million and $0.16, respectively, compared to $23.2 million and $0.24, respectively, for the comparable period in 2008.
•	Net loss of $5.3 million (or $0.06 per diluted share) compared to net income of $5.2 million (or $0.05 per diluted share) for the comparable period in 2008.
RevPAR for the first quarter decreased 16.5 percent (from $118.37 to $98.80) from the comparable period in 2008, driven by a 4.8 percentage point decrease in occupancy (from 68.5 percent to 63.7 percent) and a 10.4 percent decrease in the average daily rate (from $172.91 to $155.00). Hotel Adjusted EBITDA margins decreased 438 basis points from the comparable period in 2008.
The comparisons of the 2009 first fiscal quarter to the 2008 first fiscal quarter are positively impacted by disruption from the first quarter 2008 renovation of the Chicago Marriott. Excluding the Chicago Marriott from our 2009 and 2008 first fiscal quarters would increase our RevPAR contraction from the comparable period in 2008 by approximately 2.4 percentage points and our Hotel Adjusted EBITDA margins by approximately 55 basis points. In addition, the comparisons to 2008 are positively impacted by five additional days in the 2009 first fiscal quarter than as compared to the 2008 first fiscal quarter.
Follow-on Public Equity Offering
On April 17, 2009, the Company completed an additional follow-on public offering of its common stock. The Company sold 17,825,000 shares of common stock, including the underwriters’ overallotment of 2,325,000 shares, at an offering price of $4.85 per share. The net proceeds, after deduction of offering costs, were $82.1 million.
Balance Sheet and Liquidity
As of the end of the first fiscal quarter, the Company had total assets of approximately $2.1 billion. Cash and cash equivalents were $42.8 million, including $28.5 million of restricted cash.
Following its equity offering, the Company has $820.4 million of debt outstanding, which consists of property-specific mortgage debt with limited near-term maturities, and cash and cash equivalents of over $60 million, including restricted cash of approximately $28 million. Eight hotels of the Company’s 20 hotels are unencumbered by mortgage debt and the Company’s $200 million senior unsecured credit facility is unused.

The Company has only two near-term mortgage debt maturities totaling $68 million. The debt maturities include the $40.2 million coming due on the Courtyard Manhattan/Midtown East on December 11, 2009 and the $27.7 million coming due on the Griffin Gate Marriott in January 2010. The Company recently agreed on terms with a lender to provide up to $43 million of mortgage debt with a term of five years and an interest rate of 8.81% on the Courtyard Manhattan/Midtown East. The terms of the loan are still subject to the approval of the lender’s credit committee. In addition, the Company is currently assessing the best alternatives to refinance the Griffin Gate Marriott mortgage debt. The most likely alternatives include repaying the mortgage debt with corporate cash or refinancing the mortgage debt with a new mortgage lender.
As of the end of the first fiscal quarter, the Company continued to own 100% of its properties directly and has never issued operating partnership units or preferred stock.
Asset Disposition Update
The Company previously announced that it was considering the sale of one or more of its hotels and had engaged two brokers to market eleven of its hotels. While a number of prospective buyers have toured the hotels and some have submitted bids, to date, the Company has not received any bids that it considers attractive enough to pursue. The Company nevertheless continues to evaluate this process.
Capital Expenditures
DiamondRock has made extensive capital investments in its hotels during 2006 to 2008 and now nearly all of its hotels are fully renovated. As a result, the Company has significantly curtailed capital spending for 2009. In 2009, the Company plans to commence or complete approximately $35 million of capital improvements at its hotels, approximately $10 million of which will be funded from corporate cash. The Company spent approximately $7.3 million on capital improvements at its hotels during the first fiscal quarter, of which approximately $3.1 million was funded from corporate cash. The first quarter capital improvements included the completion of a significant guestroom renovation at the Salt Lake City Marriott, almost all of which was funded by the hotel’s escrow funds.
Outlook
The macroeconomic environment lacks sufficient clarity at this time to provide accurate guidance. However, the Company is providing the following relevant information to assist investors and analysts in deriving their own estimates for 2009.
•	For 2009, the Company projects approximately $51 million of debt service based on its current capital structure. The 2009 debt service includes approximately $4.7 million of regularly scheduled principal payments and excludes the $40.2 million maturity of the Courtyard Manhattan/Midtown East mortgage.
•	The Company expects to complete approximately $35 million of capital expenditures during 2009 which will consist of $25 million funded from existing reserve accounts and approximately $10 million funded from corporate cash.

•	The Company expects to incur $16.0 million of corporate G&A in 2009, which includes approximately $10.5 million of cash expenses.
•	The Company’s 2009 weighted average fully diluted shares will be approximately 103.3 million shares, which incorporates its recent equity offering resulting in total shares outstanding of 108.0 million.
Earnings Call
The Company will host a conference call to discuss its first quarter 2009 results on Tuesday, May 5, 2009, at 10:00 am Eastern Time (ET). To participate in the live call, investors are invited to dial 1-888-713-4216 (for domestic callers) or 617-213-4868 (for international callers). The participant passcode is 23573323. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.
About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. DiamondRock owns 20 hotels with approximately 9,600 guestrooms. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovation on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Reporting Periods for Statement of Operations
The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Noble Management Group, LLC, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago, and Westin Hotel Management, L.P., manager of the Westin Boston Waterfront report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.
Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.
While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, or the Westin Boston Waterfront for the month of operations that ends after its fiscal quarter-end because neither Vail Resorts, Noble Management Group, LLC, Hilton Hotels Corporation, Westin Hotel Management, L.P., nor Marriott International make mid-month results available. As a result, the quarterly results of operations include results from Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, and the Westin Boston Waterfront as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.
Ground Leases
Four of the Company’s hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, Salt Lake City Downtown Marriott, and the Westin Boston Waterfront. In addition, part of a parking structure at a fifth hotel and two golf courses at two additional hotels are also subject to ground leases. In accordance with GAAP, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease. For the first fiscal quarter 2009, contractual cash rent payable on the ground leases totaled $0.4 million and the Company recorded approximately $2.2 million in ground rent expense. The non-cash portion of ground rent expense recorded for the first fiscal quarter 2009 was $1.8 million.

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 27, 2009 and December 31, 2008
(in thousands, except share amounts)

	March 27, 2009	December 31, 2008
	(Unaudited)
ASSETS

Property and equipment, at cost	$2,151,416	$2,146,616
Less: accumulated depreciation	(245,145)	(226,400)

	1,906,271	1,920,216
Deferred financing costs, net	3,142	3,335
Restricted cash	28,534	30,060
Due from hotel managers	56,562	61,062
Favorable lease assets, net	40,444	40,619
Prepaid and other assets	31,756	33,414
Cash and cash equivalents	14,283	13,830

Total assets	$2,080,992	$2,102,536

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:

Mortgage debt	$820,352	$821,353
Senior unsecured credit facility	52,000	57,000

Total debt	872,352	878,353

Deferred income related to key money, net	20,197	20,328
Unfavorable contract liabilities, net	84,007	84,403
Due to hotel managers	34,410	35,196
Accounts payable and accrued expenses	56,720	66,624

Total other liabilities	195,334	206,551

Shareholders’ Equity:

Preferred stock, $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 200,000,000 shares authorized; 90,147,100 and 90,050,264 shares issued and outstanding at March 27, 2009 and December 31, 2008, respectively	901	901
Additional paid-in capital	1,101,588	1,100,541
Accumulated deficit	(89,183)	(83,810)

Total shareholders’ equity	1,013,306	1,017,632

Total liabilities and shareholders’ equity	$2,080,992	$2,102,536

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Fiscal Quarters Ended March 27, 2009 and March 21, 2008
(in thousands, except share and per share amounts)

	Fiscal Quarter	Fiscal Quarter
	Ended	Ended
	March 27, 2009	March 21, 2008
	(Unaudited)	(Unaudited)
Revenues:

Rooms	$75,116	$85,927
Food and beverage	36,890	40,081
Other	6,538	6,855

Total revenues	118,544	132,863

Operating Expenses:

Rooms	19,982	21,160
Food and beverage	26,581	28,928
Management fees	3,327	4,965
Other hotel expenses	46,024	46,453
Depreciation and amortization	18,717	16,687
Corporate expenses	3,769	2,959

Total operating expenses	118,400	121,152

Operating profit	144	11,711

Other Expenses (Income):

Interest income	(83)	(438)
Interest expense	11,498	10,695

Total other expenses	11,415	10,257

(Loss) Income before income taxes	(11,271)	1,454

Income tax benefit	5,978	3,723

Net (loss) income	$(5,293)	$5,177

(Loss) Earnings per share:

Basic and diluted (loss) earnings per share	$(0.06)	$0.05

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Fiscal Quarters Ended March 27, 2009 and March 21, 2008
(in thousands)

	Fiscal Quarter	Fiscal Quarter
	Ended	Ended
	March 27, 2009	March 21, 2008
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(5,293)	$5,177
Adjustments to reconcile net income to net cash provided by operating activities:
Real estate depreciation	18,717	16,687
Corporate asset depreciation as corporate expenses	34	32
Non-cash ground rent	1,787	1,777
Non-cash financing costs as interest	193	186
Amortization of debt premium and unfavorable contract liabilities	(397)	(397)
Amortization of deferred income	(130)	(122)
Stock-based compensation	1,207	671
Changes in assets and liabilities:
Prepaid expenses and other assets	1,658	(234)
Restricted cash	1,383	1,175
Due to/from hotel managers	3,570	2,735
Accounts payable and accrued expenses	(8,886)	(8,071)

Net cash provided by operating activities	13,843	19,616

Cash flows from investing activities:
Hotel capital expenditures	(7,293)	(21,542)
Receipt of deferred key money	—	5,000
Change in restricted cash	143	(3,930)

Net cash used in investing activities	(7,150)	(20,472)

Cash flows from financing activities:
Repayments of credit facility	(5,000)	—
Draws on credit facility	—	14,000
Scheduled mortgage debt principal payments	(1,002)	(680)
Repurchase of shares	(158)	(344)
Payment of dividends	(80)	(22,819)

Net cash (used in) provided by financing activities	(6,240)	(9,843)

Net decrease in cash and cash equivalents	453	(10,699)
Cash and cash equivalents, beginning of period	13,830	29,773

Cash and cash equivalents, end of period	$14,283	$19,074

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$11,987	$11,820

Cash paid for income taxes	$35	$93

Capitalized interest	$19	$183

Non-Cash Financing Activities:
Unpaid dividends	$—	$23,921

Non-GAAP Financial Measures
We use the following four non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) EBITDA, (2) Adjusted EBITDA, (3) FFO and (4) Adjusted FFO.
EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	March 27, 2009	March 21, 2008
Net (loss) income	$(5,293)	$5,177
Interest expense	11,498	10,695
Income tax benefit	(5,978)	(3,723)
Depreciation and amortization	18,717	16,687

EBITDA	$18,944	$28,836

We also evaluate our performance by reviewing Adjusted EBITDA because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:
•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.
•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.
•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.
•	Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.
•	Impairment Losses and Gains or Losses on Dispositions: We exclude the effect of impairment losses and gains or losses on dispositions recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to depreciation expense, which is also excluded from EBITDA.
•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period from EBITDA because we believe that including these costs in EBITDA is not consistent with the underlying performance of the Company. The GAAP accounting treatment of acquisition costs was modified effective January 1, 2009 to require companies to expense acquisition costs as incurred. The previous GAAP accounting treatment was to capitalize acquisition costs.
•	Other Non-Cash and / or Non-Recurring Items: We exclude the effect of certain non-cash and / or non-recurring items from EBITDA because we believe that including these costs in EBITDA is not consistent with the underlying performance of the Company.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	March 27, 2009	March 21, 2008
EBITDA	$18,944	$28,836
Non-cash ground rent	1,787	1,777
Non-cash amortization of unfavorable contract liabilities	(397)	(397)

Adjusted EBITDA	$20,334	$30,216

We compute FFO in accordance with standards established by NAREIT (which defines FFO as net (loss) income determined in accordance with GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization. We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We also use FFO as one measure in assessing our results.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	March 27, 2009	March 21, 2008
Net (loss) income	$(5,293)	$5,177
Real estate related depreciation and amortization	18,717	16,687

FFO	$13,424	$21,864

FFO per share (basic and diluted)	$0.15	$0.23

We also evaluate our performance by reviewing Adjusted FFO because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust FFO for the following items, which may occur in any period, and refer to this measure as Adjusted FFO:
•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.
•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.
•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.
•	Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe that including them in FFO is not consistent with reflecting the ongoing performance of our remaining assets.
•	Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in FFO is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains or losses on dispositions and depreciation expense, both of which are also excluded from FFO.
•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period from FFO because we believe that including these costs in FFO is not consistent with the underlying performance of the Company. The GAAP accounting treatment of acquisition costs was modified effective January 1, 2009 to require companies to expense acquisition costs as incurred. The previous GAAP accounting treatment was to capitalize acquisition costs.
•	Other Non-Cash and / or Non-Recurring Items: We exclude the effect of certain non-cash and / or non-recurring items from FFO because we believe that including these costs in FFO is not consistent with the underlying performance of the Company.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	March 27, 2009	March 21, 2008
FFO	$13,424	$21,864
Non-cash ground rent	1,787	1,777
Non-cash amortization of unfavorable contract liabilities	(397)	(397)

Adjusted FFO	$14,814	$23,244

Adjusted FFO per share (basic and diluted)	$0.16	$0.24

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Market Capitalization as of March 27, 2009
(in thousands, except per share data)

Enterprise Value

Common equity capitalization (at 3/27/09 closing price of $4.10/share)	$379,629
Consolidated debt	872,352
Cash and cash equivalents	(14,283)

Total enterprise value	$1,237,698

Share Reconciliation

Common shares outstanding	90,147

Unvested restricted stock held by management and employees	1,979
Share grants under deferred compensation plan held by corporate officers	467

Combined shares outstanding	92,593

Debt Summary as of March 27, 2009
(dollars in thousands)

	Interest		Outstanding
Property	Rate	Term	Principal	Maturity

Courtyard Manhattan / Midtown East	5.195%	Fixed	$40,968	December 2009
Salt Lake City Marriott Downtown	5.500%	Fixed	34,108	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	51,000	June 2016
Marriott Griffin Gate Resort	5.110%	Fixed	28,247	January 2010
Bethesda Marriott Suites	1.450%	Variable	5,000	July 2010
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Marriott Frenchman’s Reef	5.440%	Fixed	62,029	August 2015
Renaissance Worthington	5.400%	Fixed	57,400	July 2015
Orlando Airport Marriott	5.680%	Fixed	59,000	January 2016
Chicago Marriott Downtown	5.975%	Fixed	220,000	April 2016
Austin Renaissance Hotel	5.507%	Fixed	83,000	December 2016
Waverly Renaissance Hotel	5.503%	Fixed	97,000	December 2016
Senior Unsecured Credit Facility (1)	1.460%	Variable	52,000	February 2011

Total Debt			$872,352

(1)	The Company repaid the $52.0 million outstanding on April 17, 2009.

Operating Statistics — First Quarter

										Hotel Adjusted EBITDA
	ADR			Occupancy			RevPAR			Margin
	1Q 2009	1Q 2008	B/(W)	1Q 2009	1Q 2008	B/(W)	1Q 2009	1Q 2008	B/(W)	1Q 2009	1Q 2008	B/(W)

Atlanta Alpharetta	$136.01	$157.13	(13.4%)	57.3%	60.8%	(3.5%)	$77.88	$95.53	(18.5%)	27.1%	33.9%	(6.87%)
Westin Atlanta North (1)	$109.94	$151.83	(27.6%)	66.3%	65.7%	0.6%	$72.90	$99.81	(27.0%)	18.8%	33.5%	(14.75%)
Atlanta Waverly	$143.51	$146.55	(2.1%)	60.6%	72.6%	(12.0%)	$86.90	$106.32	(18.3%)	23.1%	26.7%	(3.61%)
Renaissance Austin	$156.69	$167.02	(6.2%)	62.9%	70.8%	(7.9%)	$98.51	$118.18	(16.6%)	29.7%	30.8%	(1.06%)
Bethesda Marriott Suites	$196.94	$199.85	(1.5%)	56.5%	64.6%	(8.1%)	$111.24	$129.08	(13.8%)	27.5%	27.5%	0.01%
Boston Westin (1)	$160.95	$184.37	(12.7%)	48.3%	51.2%	(3.0%)	$77.70	$94.46	(17.7%)	3.4%	12.9%	(9.53%)
Chicago Marriott (2)	$152.01	$164.85	(7.8%)	58.1%	50.2%	7.9%	$88.29	$82.74	6.7%	4.1%	(6.9%)	11.05%
Chicago Conrad (1)	$156.42	$184.27	(15.1%)	56.1%	51.4%	4.7%	$87.77	$94.76	(7.4%)	(11.0%)	(6.5%)	(4.46%)
Courtyard Fifth Avenue	$202.23	$260.01	(22.2%)	87.6%	86.4%	1.2%	$177.22	$224.70	(21.1%)	17.2%	25.9%	(8.72%)
Courtyard Midtown East	$200.59	$251.96	(20.4%)	79.1%	88.6%	(9.5%)	$158.76	$223.29	(28.9%)	18.2%	33.2%	(14.99%)
Frenchman’s Reef (1)	$282.01	$315.11	(10.5%)	83.0%	83.6%	(0.6%)	$234.19	$263.45	(11.1%)	31.0%	34.6%	(3.60%)
Griffin Gate Marriott	$108.41	$116.35	(6.8%)	49.0%	51.4%	(2.4%)	$53.12	$59.77	(11.1%)	5.8%	7.4%	(1.58%)
Los Angeles Airport	$115.90	$118.22	(2.0%)	79.7%	87.6%	(7.9%)	$92.38	$103.55	(10.8%)	23.5%	26.0%	(2.52%)
Oak Brook Hills	$118.38	$121.55	(2.6%)	31.4%	37.4%	(6.0%)	$37.17	$45.50	(18.3%)	(8.3%)	(11.9%)	3.62%
Orlando Airport Marriott	$120.58	$138.41	(12.9%)	81.8%	85.2%	(3.3%)	$98.66	$117.86	(16.3%)	35.3%	40.3%	(5.00%)
Salt Lake City Marriott	$138.98	$140.74	(1.3%)	58.3%	73.1%	(14.8%)	$81.04	$102.94	(21.3%)	28.6%	33.5%	(4.99%)
The Lodge at Sonoma	$159.39	$184.47	(13.6%)	40.1%	54.0%	(13.9%)	$63.94	$99.65	(35.8%)	(15.8%)	(0.0%)	(15.75%)
Torrance Marriott South Bay	$119.59	$130.21	(8.2%)	62.6%	78.8%	(16.2%)	$74.88	$102.63	(27.0%)	21.7%	28.9%	(7.14%)
Vail Marriott (1)	$287.44	$363.48	(20.9%)	79.8%	85.4%	(5.6%)	$229.51	$310.54	(26.1%)	39.7%	47.4%	(7.74%)
Renaissance Worthington	$164.57	$182.17	(9.7%)	72.1%	77.1%	(5.0%)	$118.72	$140.53	(15.5%)	32.6%	32.0%	0.54%

1)	The hotel reports on a monthly basis. The figures presented are based on the Company’s reporting calendar for the first quarter and include the months of January and February.

2)	Hotel Adjusted EBITDA Margins for the first quarter of 2009 benefited from the renovation that took place in the first quarter of 2008.

Hotel Adjusted EBITDA Reconciliation

	First Quarter 2009
					Plus:	Equals:
	Total	Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$3,073	$568	$264	$—	$—	$832
Westin Atlanta North (2)	$2,522	$(191)	$665	$—	$—	$474
Atlanta Waverly	$7,163	$(607)	$978	$1,281	$—	$1,652
Renaissance Austin	$7,626	$266	$902	$1,098	$—	$2,266
Bethesda Marriott Suites	$3,478	$(1,024)	$497	$26	$1,459	$958
Boston Westin (2)	$6,988	$(2,720)	$2,842	$—	$117	$239
Chicago Marriott	$14,732	$(5,019)	$2,820	$3,173	$(365)	$609
Chicago Conrad (2)	$2,218	$(1,339)	$1,095	$—	$—	$(244)
Courtyard Fifth Avenue	$2,851	$(810)	$435	$817	$48	$490
Courtyard Midtown East	$4,458	$(222)	$516	$518	$—	$812
Frenchman’s Reef (2)	$10,054	$1,581	$722	$814	$—	$3,117
Griffin Gate Marriott	$3,748	$(924)	$794	$350	$(1)	$219
Los Angeles Airport	$13,025	$728	$1,276	$1,058	$—	$3,062
Oak Brook Hills	$3,013	$(1,159)	$784	$—	$125	$(250)
Orlando Airport Marriott	$6,590	$781	$741	$804	$—	$2,326
Salt Lake City Marriott	$5,560	$535	$617	$436	$—	$1,588
The Lodge at Sonoma	$2,159	$(854)	$513	$—	$—	$(341)
Torrance Marriott South Bay	$4,609	$247	$755	$—	$—	$1,002
Vail Marriott (2)	$6,139	$1,724	$711	$—	$—	$2,435
Renaissance Worthington	$8,538	$1,240	$790	$749	$3	$2,782

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the first quarter and include the months of January and February.

Hotel Adjusted EBITDA Reconciliation

	First Quarter 2008
					Plus:	Equals:
	Total	Net Income /	Plus:	Plus:	Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$3,623	$1,020	$210	$—	$—	$1,230
Westin Atlanta North (2)	$3,654	$583	$642	$—	$—	$1,225
Atlanta Waverly	$8,715	$192	$910	$1,223	$—	$2,325
Renaissance Austin	$8,197	$725	$762	$1,035	$—	$2,522
Bethesda Marriott Suites	$3,638	$(1,039)	$490	$83	$1,467	$1,001
Boston Westin (2)	$8,883	$(1,539)	$2,571	$—	$119	$1,151
Chicago Marriott (3)	$10,914	$(5,636)	$2,387	$2,858	$(365)	$(756)
Chicago Conrad (2)	$2,542	$(1,034)	$868	$—	$—	$(166)
Courtyard Fifth Avenue	$3,418	$(338)	$421	$771	$30	$884
Courtyard Midtown East	$5,949	$987	$488	$501	$—	$1,976
Frenchman’s Reef (2)	$11,217	$2,464	$649	$770	$—	$3,883
Griffin Gate Marriott	$4,014	$(666)	$633	$330	$1	$298
Los Angeles Airport	$14,336	$1,533	$1,196	$1,002	$—	$3,731
Oak Brook Hills	$3,302	$(1,254)	$735	$—	$125	$(394)
Orlando Airport Marriott	$7,539	$1,610	$669	$758	$—	$3,037
Salt Lake City Marriott	$6,316	$1,215	$461	$443	$—	$2,119
The Lodge at Sonoma	$3,000	$(492)	$491	$—	$—	$(1)
Torrance Marriott South Bay	$5,741	$944	$715	$—	$—	$1,659
Vail Marriott (2)	$8,368	$3,298	$668	$—	$—	$3,966
Renaissance Worthington	$9,495	$1,614	$721	$704	$2	$3,041

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of our unfavorable contract liabilities and gains from the early extinguishment of debt.

(2)	The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the first quarter and include the months of January and February.

(3)	Hotel Adjusted EBITDA for the first quarter of 2008 was negatively impacted by the renovation that occurred during the first quarter of 2008.